Delek Logistics Partners, LP Investor Presentation August 2014

Forward-Looking Statements 2 These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our dependence on Delek US Holdings, Inc. (“Delek US”) (NYSE: DK) for the substantial majority of our contribution margin, thereby indirectly subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in gathering crude oil, as well as transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements.

Investment Highlights (1) Based on price per common limited unit as of trading on August 8, 2014. (2) Annualized distribution declared as of July 28, 2014. (3) For reconciliation please refer to pages 26 and 27. (4) Approximately 3.9% of the ownership interest in the general partner is owned by three members of senior management of Delek US. The remaining ownership interest is held by a subsidiary of Delek US. 3 •Current Price: $36.34/unit (1) •Market Capitalization: $877.7 million (1) •Current Distribution: $0.475/LP unit qtr.; $1.90/LP unit annualized(2) •Current Yield: 5.23% Overview (NYSE: DKL) • 2Q14 Distributable Cash Flow (DCF) coverage ratio of 2.0x • $147.5 million credit availability at June 30, 2014 • 2Q14 DCF $24.0m and EBITDA $27.9m (3) Conservative Financial Position •Traditional MLP assets/structure • Inflation-indexed fees for most contracts •Primarily long term fee-based contracts with minimum volume commitments Stable Cash Flow Focused • Four acquisitions since July 2013; including $20.6m initial annualized EBITDA from two drop downs •Est. $5-$10m of EBITDA from identified potential drop downs Growth Oriented • Delek US (NYSE: DK) •Currently owns approximately 62%, incl. 2% GP (4) •Majority of DKL assets support DK refining system Sponsor

Delek US – A Growth Oriented, Financially Strong Sponsor • 140,000 bpd of refining capacity in Texas and Arkansas • Access to crude / product terminals, pipeline and storage assets • 362 convenience stores(1) Operational Strength 4 (1) As of June 30, 2014 financial statements. (2) As of August 8, 2014. (3) Non-GAAP measure. See pg. 30 for the reconciliation to GAAP. Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution(1) • $1.93 billion equity market value and $1.99 billion enterprise value(1)(2) • $298.2 million June 30, 2014 LTM EBITDA (1)(3) • $ 56.1 million net debt at June 30, 2014; $560.1 million in cash (1) Financial Strength REFINING SEGMENT  140,000 BPD in total El Dorado, AR  80,000 BPD  9.0 complexity Tyler, TX  60,000 BPD  9.5 complexity  362 Stores  Locations in 7 states  Primarily TN, AL, GA RETAIL SEGMENT  8 Terminals  Approx. 1,150 miles of pipelines  7.6 million bbls storage capacity LOGISTICS SEGMENT

Delek Logistics Partners, LP Overview

Stable Asset Base Positioned for Growth 6  ~400 miles of crude transportation pipelines, includes the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 6.6 million barrels of active shell capacity Pipelines/Transportation Segment  Wholesale and marketing business in Texas  8 light product terminals: TX, TN,AR  Approx. 1.0 million barrels of active shell capacity Wholesale/ Terminalling Segment Growing logistics assets support crude sourcing and product marketing

7 Approximately $22.1 million of expected annual EBITDA Recent Acquisitions Provided Stable Fee Based Growth Tyler Tank Farm and Product Terminal • July 2013 • EBITDA: $10.5 million •Price: $94.8 million •Drop down Hopewell Pipeline • July 2013 • EBITDA: $700,000 •Price: $5.7 million •3rd Party North Little Rock Terminal •October 2013 • EBITDA: $800,000 •Price: $5.0 million •3rd Party El Dorado Tank Farm and Product Terminal • February 2014 • EBITDA: $10.1 million •Price: $95.9 million •Drop down

Improving EBITDA and Financial Flexibility to Support Growth 8 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma historical results for 2011 and forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 28 2) Reconciliation provided on page 28. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Tyler assets were acquired on July 26, 2013. 3) Amounts for drop down contribution based on daily EBITDA expected multiplied by days when the drop down assets were not included in operations of DKL according to purchase dates. Tyler drop down contribution based on 25 days multiplied by expected annual EBITDA of $10.5 million/365 days; El Dorado drop down contribution based on 224 days multiplied by expected annual EBITDA of $10.1 million/365 days. Actual results may vary based on market conditions and operating rates. Solid EBITDA performance since IPO in Nov. 2012 $47.2 $48.9 $63.8 $81.4 $0.7 $6.2 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 2011 Pro Forma(1) Forecast 12 Months Ended 9/30/13(1) Actual 12 Months Ended 12/31/13 (2) Pro forma LTM 2Q 2014 (3) $ in m ill io n s EBITDA Tyler Asset Drop-down EBITDA El Dorado Asset Drop Down $12.4 $15.0 $27.9 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2Q13 Forecast (1) 2Q13 (2) 2Q14 (2) $ in m ill io n s EBITDA Strong 2Q 2014 EBITDA Performance $90.0 $164.8 $260.5 $239.0 $73.5 $223.2 $126.0 $147.5 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 Jun. 30, 2013 Dec. 31, 2013 Mar. 31, 2014 Jun. 30, 2014 $ in m ill io n s Borrowings Excess Availability Financial Flexibility to support continued growth $88.4

Increased Distribution with Conservative Coverage 9 (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 29 for reconciliation. (3) Based on distribution declared on July 28 and payable on August 14, 2014. Distribution has been increased six consecutive times since the IPO $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 - 0.100 0.200 0.300 0.400 0.500 Nov. 2012 IPO MQD (1) 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 (3) Quarterly Distribution Growth to Date 1.39x 1.32x 1.38x 1.30x 1.61x 2.02x 0.50x 0.70x 0.90x 1.10x 1.30x 1.50x 1.70x 1.90x 2.10x 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 (3) Avg. 1.35x in 2013 Distributable Cash Flow Coverage Ratio (2)

10 Growth strategy supports target for annual distribution increase of 15% in coming years Strategy in Place to Provide Continued Growth 1) 2Q2014 EBITDA based on pro forma LTM information provided in page 8 and annualized second quarter performance. 2Q14 performance benefited from a higher than historical average gross margin in the west Texas wholesale operation. Annualized EBITDA based on internal targeted expectations. Subject to change based on market conditions and operating rates.  Target Annualized EBITDA Entering 2016 EBITDA GROWTH STRATEGY EXPECTED BENEFIT (1) TIMING $150 million 4Q 2015 Pro forma LTM EBITDA $ 88.4 million Annualized 2Q14 EBITDA $112 million Estimated based on 2Q14  Current EBITDA Performance $25 to $35 million annualized 1Q 2015  Identified Incremental EBITDA

Focus on Growth has Improved EBITDA

Visible Pathways for Growth Provide Potential for Continued EBTIDA Increase in Coming Quarters


EBITDA, $ in millions *
Estimated $25 to $35 million of Incremental Annualized EBITDA Growth in Place 1Q2015
$88.4
$5 to $10
$2 to $3
$3 to $4
approx. $3
+ Potential Paline contracting
$1 per barrel change equates to approximately $10.9 mm annually
+3rd Party Acquisitions
Pro Forma LTM 2Q 2014 (1)
Potential from Identified Drop Downs (2)
Potential from Increased Light Crude Capability at El Dorado (3)
Potential increase from Tyler Expansion (4)
Annual Tariff Increase - 2014 FERC/Inflation adj
Potential Paline repricing (5)
3rd Party Acquisitions

*Estimated ranges; actual results subject to market conditions, operating performance and tariff rates.

(1) Reconciliation on pg. 28 for historical performance. Pro forma 1Q2014 includes amounts for drop down contribution based on daily EBITDA expected multiplied by days when the drop down assets were not included in operations of DKL according to purchase dates. Pro forma LTM 2Q2014 includes 25 days for Tyler assets and 224 days for El Dorado assets.
(2) Additional drop down range based on previous guidance.
(3) 3 quarters of potential contribution from increased throughput due light crude capability at El Dorado increasing by 10,000 bpd and tariff rates on the Lion Pipeline System. 2Q14 benefited from light capability.
(4) Annual benefit from Delek US' announced expansion at its Tyler refinery that they expect to be completed in 1Q15. Based on 10,000 barrel per day throughput.
(5) Actual amounts subject to contract negotiations or tariff rates, market conditions and throughput rates.

11

12 Source: Unit price based on August 8, 2014; declared annualized distribution based on second quarter 2014 distribution annualized. Peer Comparison Partnership Ticker Current $/unit Annualized Distribution Current Yield Y/Y Distr. Growth Phillips 66 Partners PSXP 65.06$ 1.207$ 1.9% NA Valero Logistics VLP 44.23$ 0.890$ 2.0% NA MPLX MPLX 58.21$ 1.370$ 2.4% 20.2% Magellan MMP 81.02$ 2.450$ 3.0% 15.0% Sun Logistics SXL 45.97$ 1.460$ 3.2% 21.7% Tesoro Logistics TLLP 67.60$ 2.460$ 3.6% 20.6% Enterprise EPD 75.28$ 2.880$ 3.8% 5.9% Western Logistics WNRL 31.83$ 1.230$ 3.9% NA Plains All American PAA 56.53$ 2.580$ 4.6% 9.8% PBF Logistics PBFX 24.01$ 1.200$ 5.0% NA Delek Logistics DKL 36.34$ 1.900$ 5.2% 20.3% Holly Energy HEP 32.65$ 2.060$ 6.3% 6.2% Average of Group 3.7%

Segment Overview

Lion Pipeline System and SALA Gathering 14 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Positioned to benefit from development in Brown Dense area. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amounts in 2009 and 2010 are based on previous ownership data. 15,813 15,900 17,676 20,747 22,152 22,661 21,300 - 5,000 10,000 15,000 20,000 25,000 30,000 2009 2010 2011 2012 2013 2Q13 2Q14 B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 57,442 46,027 46,515 49,270 59,038 45,337 45,220 49,694 47,315 59,888 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 60,000 65,000 2011 2012 2013 2Q13 2Q14 B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) (1) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline. • Crude and light product throughput expected to benefit from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd.

Terminalling and West Texas Wholesale Business 15 West Texas Wholes and Marketing • Operates in an area around the Permian Basin; benefiting from robust economic activity. • Purchases refined products from third parties for resale at owned and third party terminals in west Texas. • 2nd quarter 2014 results benefited from a favorable supply/demand balance in the area due to refining downtime (1) 2013 west Texas gross margin per barrel includes $0.99/bbl associated with approximately $6.4 million of gross margin related to ethanol RINs sold during the period. (2) 2Q13 west Texas gross margin per barrel includes $1.23/bbl associated with approximately $2.1 million of gross margin related to ethanol RINs sold during the period. (3) 2Q14 west Texas gross margin per barrel includes $0.68/bbl associated with approximately $1.1 million of gross margin related to ethanol RINs sold during the period. $7.2 $7.6 $8.5 $15.5 $14.0 $3.8 $10.4 $0.0 $5.0 $10.0 $15.0 $20.0 2009 2010 2011 2012 2013 (1)2Q13 (2)2Q14 (3) Gross margin, $ in millions 13,377 bpd 14,353 bpd 15,493 bpd 16,523 bpd 18,156 bpd 19,082 bpd 17,451 bpd - 1 2 3 4 5 6 7 8 9 2011 2012 2013 1Q14 Increasing Terminal Count West Texas Wholesale Other Terminals Drop Down Terminals Terminalling Assets • Refined products terminalling services for Delek and/or third parties. • Comprised of terminals located in: • Memphis and Nashville, TN; • Tyler and Big Sandy (1), TX; • El Dorado and North Little Rock, AR (1) Was not operating during 2011, 2012 and majority of 2013 however, contract with Delek has a minimum throughput requirement of 5,000 bpd. Note: For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling.

Paline Pipeline – Potential EBITDA Increase in 2015

- 195 mile crude oil pipeline - Mainline pipeline flows from northbound to southbound.
- 100% of mainline capacity contracted to major oil company through 12/31/2014
    - Contract revenue based on 30,000 bpd(1)
    - $535,700/month(1) current minimum throughput payment
- Provides for potential revenue increase beyond 2014*
    - At 30,000 bpd equates to 10.9 million (2) barrels per year
    - Sensitivity analysis at $1.00 per barrel rate increase would equate to approximately $10.9 million of EBITDA



LONGVIEW
Mid-Valley Longview Terminal
LA
Eastex Kilgore Terminal
Hanks/Kilgore Mainline Station
Laneville Mainline Station
Nacogdoches Mainline Station
TX
Zavalla Mainline Station
Wolf Creek Mainline Station
Evadale Mainline Station
Chevron Nederland Terminal
BEAUMONT
GULF OF MEXICO
DELEK LOGISTICS (DKL)
SOUTHBOUND-MAINLINE
NORTHBOUND
THIRD-PARTY TANK FARM
PUMP STATION

*Actual change is subject to potential outcome of any contract negotiations or tariff rates related to this pipeline, market conditions and operating factors.

(1) Fee can be pro-rated upwards if volume exceeds 30,000 bpd
(2) Illustrative leverage based on 30,000 bpd multiplied by 365 days equals 10,950,000 barrels annually. A $1.00 per barrel change in the fee per barrel equates to approximately $10.9 million of EBITDA annually. Actual results subject to change based on market conditions, successful contract negotiations and operating factors.

16

Going Forward

Several Visible Pathways for Continued Growth

Ability to Grow Independently

Organic Growth	▪ Paline Pipeline potentially repricing at a higher rate after 2014 ▪ Increasing activity in Arkansas gathering system ▪ Potential expansion of the North Little Rock terminal to 17,500 bpd
Acquisitive Growth	▪ Potential for 3rd party acquisitions (two completed in 2013) ▪ Ability to partner with Delek US to make acquisitions

Ability to Leverage Partnership with Delek US

Dropdowns	▪ $5-$10 million of potential EBITDA; expected drop down timing next 12 months
	  ▪ 25,000 bpd (light crude) rail offloading facility at El Dorado refinery
	  ▪ 300,000 bbl crude oil tank (under construction) at Tyler refinery

Benefit from Growth	▪ Improvement in throughput capability and/or flexibility at Delek US' refineries(1)
	  ▪ El Dorado refinery increased light crude processing capability by 10,000 bpd
	  ▪ Tyler refinery expansion adding 10,000 bpd crude throughput capacity

Continued Asset Development	▪ Delek US continues to develop assets to support its operations
	▪ Potential future drop downs could include:
	  ▪ Trucking
	  ▪ Rail Cars

(1) Based on Delek US' announced changes for its refineries.

Delek LOGISTICS 18

19 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US cap maintenance capex and limit Delek US force majeure abilities Limited commodity price exposure Primarily Traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 21  Inland refinery located in East Texas  60,000 bpd, 9.5 complexity  Expansion in 1Q15 to 75,000 bpd  Primarily processes inland light sweet crudes (100% in 2013)  93% yield of gasoline, diesel and jet fuel in 2013 El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 9.0 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude  87% yield of gasoline and diesel in 2013  Associated gathering system positioned for Brown Dense development (1) As reported in Delek US’ 2013 annual report on form 10-k.

Summary of Certain Contracts (10)

						Termination Provision	
Initial / Maximum Term [1]	Service	Year Ended Dec. 31, 2013 Throughput (bpd) [2]	Minimum Commitment (bpd)	Tariff / Fee	Tariff / Fee Escalator	Refinery Shutdown	Force Majeure
		Paline Pipeline					
Until December 2014	Crude Oil Transportation	N/A	N/A	$535,700/Month [6]	PPI-fg	N/A	N/A
		Lion Pipeline System (and SALA Gathering System)					
Five / Fifteen Years	Crude Oil Transportation	46,515	46,000 [3]	$0.9235/Bbl [4]	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	49,694	40,000	$0.1086/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	22,152	14,000	$2.444/Bbl [4]	FERC		
		East Texas Crude Logistics					
Five / Fifteen Years	Crude Oil Transportation	19,896	35,000	$0.4347/Bbl [5]	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$271,640 per month	FERC		
		East Texas Marketing					
Ten [7]	Marketing - Tyler Refinery	58,773	50,000	$0.6160/bbl + 50% of the agreed margin [8]	CPI-U		
		Memphis Terminal					
Five / Fifteen Years	Dedicated Terminalling Services	9,575	10,000	$0.5432/Bbl	FERC		
		North Little Rock Terminal					
Eight / Sixteen Years	Dedicated Terminalling Services	3,907 [11]	8,100	$0.2347/Bbl	inflation adj.		
		Big Sandy Terminal & Pipeline					
Five / Fifteen Years	Dedicated Terminalling Services	-- [9]	5,000	$0.5428/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	-- [11]	5,000	$0.5428/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$54,280 per month	FERC		
		Tyler [11]					
Eight / Sixteen Years	Dedicated Terminalling Services	55,686	50,000	$0.3556/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$844,882 per month	inflation adj.		
		El Dorado [11]					
Eight / Sixteen Years	Dedicated Terminalling Services	--	11,000	$0.5079/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	inflation adj.		

Delek LOGISTICS

22

Summary of Certain Contracts - footnotes 23 (1) Maximum term gives effect to the extension of the commercial agreement pursuant to the terms thereof. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.638/bbl. (6) $535,700 per month in 2014 and thereafter subject to annual escalation (Jan. 1) during any renewal periods. Fee pro-rated upwards if volume exceeds 30,000 bpd. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. (8) Delek US has agreed to pay the Partnership 50% of the margin, if any, above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will be not less than $175,000 nor greater than $500,000 per quarter. (9) There is no relevant volume history at the terminal for the periods shown as the terminal has been idle since 2008. (10) For more detailed information regarding contracts refer to documents filed with the SEC, including the Current Reports on Form 8-K filed and 8-K/A on Nov. 7, 2012, July 31, 2013 and Aug. 1, 2013; and El Dorado filed on Feb. 14, 2014. (11) Tyler assets were purchased from Delek US on July 26, 2013 and pro forma terminal volume for 2012 was 55,000 bpd, 4Q13 volume was 52,700 ; Hopewell pipeline acquired from third party on July 19, 2013; North Little Rock was acquired on October 24, 2013 from a third party. El Dorado Assets were purchased in February 2014.

Amended and Restated Omnibus Agreement 24  Under the omnibus agreement, Delek Logistics has a ROFO for 10-years post IPO if Delek US decides to sell the following assets:  Rail offloading racks in the El Dorado refinery.  Delek Logistics has the right to purchase logistics assets Delek US acquires or constructs with a fair market value of $5.0 million or more  Delek Logistics retains a ROFO on these assets until 10-years post-IPO if it does not purchase an asset when constructed / acquired by Delek US. ROFO Other Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement please refer to documents filed with the SEC, including the Current Report on form 8-K filed Feb. 14, 2014.

Summary Organization Structure 25 38.0% interest Limited partner-common 96.1% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 11.3% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK 48.7% interest Limited partner-subordinated (1) Currently a 3.9% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Non-GAAP Reconciliation

Delek Logistics Partners LP EBITDA and Contribution Margin Reconciliation

	Pro Forma 12 Months 12/31/11 [1][2]	Forecast 12 Months 9/30/13 [1][2][3]	Forecast 3 Months 3/31/13 [1][2][3]	Actual 3 Months 3/31/13 [4]	Actual 3 Months 6/30/13[4]	Actual 3 Months 9/30/13[4]	Actual 3 Months 12/31/13[4]	Actual 12 Months 12/31/13[4]	Actual 3 Months 3/31/14[4]	Actual 3 Months 6/30/14[4]	Pro Forma LTM 6/30/14
Total Net Sales	$765.8	$797.1	$197.4	$210.9	$230.1	$243.3	$223.1	$907.4	$203.5	$236.3	$906.2
Cost of Goods Sold	(694.8)	(721.8)	(178.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)	(196.6)	(784.3)
Operating Expenses	(17.4)	(18.7)	(4.8)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)	(9.5)	(31.9)
Contribution Margin	$53.6	$56.6	$13.8	$17.2	$16.1	$18.4	$18.6	$70.3	$22.8	$30.2	$90.0
Depreciation and Amortization	(9.3)	(9.3)	(2.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)	(3.5)	(12.8)
General and Administration Expense	(6.4)	(7.7)	(1.9)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)	(2.2)	(8.3)
Gain (loss) on sale of assets	-	-	-	-	-	-	(0.2)	(0.2)	-	(0.1)	(0.2)
Operating Income	$37.9	$39.6	$9.6	$13.1	$12.6	$14.0	$13.3	$53.2	$16.8	$24.4	$68.6
Interest Expense, net	(3.3)	(3.6)	(0.9)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)	(2.3)	(7.3)
Income tax expense	-	-	-	(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)	-	(0.7)
Net Income	$34.6	$36.0	$8.7	$12.2	$11.8	$12.5	$11.3	$47.8	$14.7	$22.1	$60.7
Income tax expense	-	-	-	0.1	0.1	0.3	0.2	0.8	0.1	-	0.7
Depreciation and Amortization	9.3	9.3	2.3	2.4	2.4	2.6	3.4	10.7	3.4	3.5	12.8
Interest Expense, net	3.3	3.6	0.9	0.8	0.8	1.2	1.8	4.6	2.0	2.3	7.3
EBITDA	$47.2	$48.9	$11.9	$15.5	$15.0	$16.6	$16.7	$63.8	$20.2	$27.9	$81.4
Add Drop Downs for period not in LTM:											
Tyler Drop Down Assets [5]				-	-	-	-		-		0.7
El Dorado Drop Down Assets [5]				-	-	-	-		-		6.2
Adjusted EBITDA				$15.5	$15.0	$16.6	$16.7	$63.8	$20.2		$88.4

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 12/31/11 and 9/30/13 periods presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our new revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Tyler drop down contribution based on 25 days multiplied by expected annual EBITDA of $10.5 million/365 days; El Dorado drop down contribution based on 224 days multiplied by expected annual EBITDA of $10.1 million/ 365 days.

Note: May not foot due to rounding.

26

Cash Available for Distribution

(dollars in millions)	Pro Forma 12 Months 12/31/11	Forecast 12 Months 9/30/13 [3]	Actual 12 Months 12/31/13 [4]	Actual 3 Months 3/31/13 [4]	Actual 3 Months 6/30/13 [4]	Actual 3 Months 9/30/13 [4]	Actual 3 Months 12/31/13 [4]	Actual 3 Months 3/31/14 [4]	Actual 3 Months 6/30/14 [4]
Contribution Margin [1]	$53.6	$56.6	$70.3	$17.2	$16.1	$18.4	$18.6	$22.8	$30.2
Less: General & Administrative Expenses	(6.4)	(7.7)	(6.3)	(1.7)	(1.1)	(1.8)	(1.7)	(2.6)	(2.2)
Add: Gain (Loss) on Sale of Assets	-	-	(0.2)	-	-	-	(0.2)	-	(0.1)
EBITDA [1]	$47.2	$48.9	$63.8	$15.5	$15.0	$16.6	$16.7	$20.2	$27.9
Less: Cash Interest Paid		(3.1)	(3.6)	(0.6)	(0.6)	(1.0)	(1.4)	(1.7)	(2.0)
Less: Capital Improvement Expenditures		(5.7)	(1.1)	(0.3)	(0.2)	(0.1)	(0.5)	(0.1)	(0.2)
Less: Maintenance Capital Expenditures		(10.8)	(4.0)	(0.9)	(0.9)	(0.9)	(1.3)	(0.7)	(0.8)
Plus: Reimbursement for Capital Expenditures		11.9	0.8	0.3	0.2	-	0.4	-	-
Less: Income Tax Expense		-	(0.8)	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)	(0.3)
Add: Non-cash unit/share based compensation expense		-	0.5	-	0.1	0.1	0.3	0.1	0.1
Less: Amortization of deferred revenue		-	(0.2)	-	(0.1)	(0.1)	(0.1)	-	-
Less: Amortization of unfavorable contract liability		-	(2.6)	(0.7)	(0.7)	(0.6)	(0.7)	(0.7)	(0.7)
Cash Available for Distributions		$41.2	$52.9	$13.1	$12.8	$13.7	$13.3	$17.0	$24.0
Coverage		1.10x	1.35x	1.39x	1.32x	1.38x	1.30x	1.61x	2.02x
Total Distribution [2]		$37.4	$39.3	$9.4	$9.7	$9.9	$10.2	$10.5	$11.9

(1) Non-GAAP measure. See pg. 28 for the reconciliation to GAAP.
(2) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013 is based on actual amounts distributed during year; does not include a LTIP accrual in 2013.
(3) Forecast for twelve month period ending 9/30/2013 as provided in the Nov. 1, 2012 prospectus .
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.

Note: May not foot due to rounding.

Delek LOGISTICS

27

Non-GAAP Reconciliation 28 LTM 2011 2012 2013 2013 2014 6/30/14 Operating Income $286.1 $473.1 $237.7 $212.2 $173.7 $199.2 Loss on Sale of Assets 3.6 (0.1) - - - - Impairment of Goodwill 2.2 - - - - - Depreciation and Amortization 74.1 82.5 89.8 43.6 52.8 99.0 EBITDA $366.0 $555.5 $327.5 $255.8 $226.5 $298.2 Year Ended 12/31 6 Months Ended June 30, Delek US LTM EBITDA Reconciliation

29 Investor Relations Contact: Assi Ginzburg Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-435-1452 615-435-1366